Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Adding Investor Martin Hale Jr. to Board of Directors

Irvine, Calif., June 16, 2016 – Lantronix, Inc. (the “Company”) (NASDAQ: LTRX) a specialized networking company providing smart IoT and M2M solutions, today announced that technology investor Martin Hale Jr. is joining the board of directors as an independent director, expanding the company’s board of directors to six members.

Hale, 44, currently is the founder, CEO and portfolio manager of Hale Capital Partners, a New York-based private growth equity fund. He currently serves as a director for FalconStor Software, a software-defined storage solutions provider. He has previously served as a director of several other public technology companies, including Adept Technology, Inc., a leading provider of intelligent vision-guided and autonomous robotic solutions (acquired by Omron Corporation); Telanetix, Inc., a cloud-based telecommunications service provider (acquired by Intermedia.net); and Paradigm Solutions, a cybersecurity solutions provider (acquired by CACI International, Inc.).

Before founding Hale Capital Partners in 2007, he was a managing director and member of the founding team of Pequot Ventures, where he was responsible for helping to manage seven funds with approximately $2 billion in assets under management. He earned a bachelor of arts degree cum laude from Yale University.

“I’m excited to have a director of Martin’s caliber joining our board,” said Jeffrey Benck, president and CEO of Lantronix. “Martin’s nearly 20 years of financial leadership and reputation as a successful long-term strategic investor in emerging microcap companies is well established. His experience in the technology sector and his proven track record in creating shareholder value will make him a valued addition to Lantronix.”

“Hale Capital Partners’ strategy is to create value by partnering with talented management teams to achieve remarkable corporate transformations. We see Lantronix as a company that is well-positioned to take advantage of the exciting growth opportunity that the IoT market represents. With an energized and focused executive team at the helm, I’m thrilled to be joining the board of Lantronix at this exciting stage in its development,” said Hale. “I look forward to working with the Board and Jeff to help guide the company as it executes its strategic transformation plan.”

In addition to Hale’s appointment to the Board, the company announced that Hale Capital Partners entered into an agreement to purchase 1,941,748 Lantronix common shares at a price of $1.03 per share, which reflects the closing price of the company’s stock as of June 15, 2016, for a total investment of $2.0 million. Proceeds from the sale will be used for general corporate purposes, including supporting the company’s strategic IoT initiatives.

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About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a specialized networking company providing M2M (machine to machine) and IoT (Internet of Things) solutions. Our products deliver secure connectivity, device management and mobility for today’s increasingly connected world. By networking and managing devices and machines that have never before been connected, we enable our customers to realize the possibilities of the Internet of Things. Founded in 1989, Lantronix pioneers robust, intelligent and easy to deploy solutions for mission critical applications in a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial and government. Lantronix is headquartered in Irvine, California, with offices in Europe and Asia. For more information, visit www.lantronix.com.

About Hale Capital Partners

Hale Capital Partners is a private growth equity fund focused on partnering with talented management teams to achieve remarkable corporate transformations that benefit all stakeholders including employees, customers, and our investors. In everything we do, we commit to making a positive difference in the lives of those we touch, and in doing so, to generating compelling investment returns. We focus on transformational opportunities with small and microcap public companies because we believe the market to be inefficient, poorly understood, and under-penetrated by professional investment firms.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our growth opportunities and market positioning. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

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Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

E.E. Wang

Director, Corporate Marketing and Investor Relations

investors@lantronix.com

949-614-5879

© 2016 Lantronix, Inc. All rights reserved. Lantronix is a registered trademark of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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